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LIST OF SUBSIDIARIES

1. Pinnacle Towers Inc., a Delaware corporation, is a wholly-owned subsidiary of the Company

         The following entities are wholly-owned subsidiaries of Pinnacle Towers Inc.:

         a.       Coverage Plus Antenna Systems, Inc., a Florida corporation

         b.       Tower Systems, Inc., a Florida corporation

         c.       Radio Station WGLD, Inc., an Arkansas corporation

         d.       ICB Towers, LLC, a Georgia limited liability company

         e.       Aircomm of Avon, LLC, a Connecticut limited liability company

         f.       High Point Management Co., Inc., a New Jersey corporation

         g. Tower Technology Corporation of Jacksonville, Inc., a Florida corporation

         h.       Pinnacle Towers II Inc., a Delaware corporation

         i.       Pinnacle Holdings II Inc., a Delaware corporation

         j.       Intracoastal City Towers, Inc., a Louisiana corporation

         k.       Pinnacle Towers Canada, Inc., a Brunswick corporation

         l. Interstate Tower Communications, Inc., a Massachusetts corporation

         m.       QTI Inc. f/k/a Qwest Transmission Inc., a Delaware corporation

         n.       Intellicom, Inc., a Georgia corporation

         o. Pinnacle Towers Europe LLC, a Florida limited liability company

         p.       Pinnacle Ventures II, LLC a Florida limited liability company

         q.       Pinnacle St. Louis LLC, a Missouri limited liability company.

         r.       Pinnacle San Antonio LLC, a Texas limited liability company.

         s.       Pinnacle Towers III Inc., a Florida corporation

                  The following entity is a wholly-owned subsidiary of Pinnacle Towers III Inc.:

                  i.       Pinnacle Towers V, a Florida corp.

                  The following entities are wholly-owned subsidiaries of Pinnacle Towers V Inc.;

                  aa.      Sierra Towers, Inc., a Texas corporation

                  bb.      Shaffer & Associates, Inc., an Illinois corporation


         t.       Pinnacle Towers IV Inc., a Florida corporation

                  The following entity is a wholly-owned subsidiary of Pinnacle Towers IV Inc.:

                  i.       Broadcast Towers, Inc., a Texas corporation

                  The following entity is a majority-owned subsidiary of Pinnacle Towers Inc.,:

                  a.       Pinnacle Towers Ltd., a UK entity